Exhibit 3.4

EXECUTION COPY

TRUST AGREEMENT

by and among

ACAS BUSINESS LOAN LLC, 2004-1,

as the Trust Depositor,

WACHOVIA BANK OF DELAWARE, NATIONAL ASSOCIATION,

as the Owner Trustee,

and

AMERICAN CAPITAL STRATEGIES, LTD.,

as the Servicer

Dated as of November 22, 2004

ACAS Business Loan Trust Notes, Series 2004-1

Class A, Class B, Class C, Class D and Class E Notes

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

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TRUST AGREEMENT

THIS TRUST AGREEMENT, dated as of November 22, 2004 (such agreement as amended, modified, supplemented, or restated from time to time, the “Agreement”), is among ACAS BUSINESS LOAN LLC, 2004-1, a Delaware limited liability company, as the Trust Depositor (together with its successors and assigns, the “Trust Depositor”), WACHOVIA BANK OF DELAWARE, NATIONAL ASSOCIATION, as the Owner Trustee (together with its successors and assigns, the “Owner Trustee”) and AMERICAN CAPITAL STRATEGIES, LTD., as the Servicer (together with its successors and assigns, the “Servicer”).

WHEREAS, the Trust Depositor desires to establish a trust to be known as the ACAS Business Loan Trust 2004-1;

WHEREAS, the Trust Depositor desires to appoint the Owner Trustee as the trustee of the Trust; and

WHEREAS, the Owner Trustee is willing to serve as trustee of the Trust.

NOW, THEREFORE, based upon the above recitals, the mutual promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Capitalized Terms.

For all purposes of this Agreement, except as otherwise expressly provided below or unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the ACAS Transfer and Servicing Agreement, dated as of December 2, 2004 (as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Transfer and Servicing Agreement”), among ACAS Business Loan Trust 2004-1, as the Issuer, the Trust Depositor, as the Trust Depositor, American Capital Strategies, Ltd., as the Originator and as the Servicer and Wells Fargo Bank, National Association, as the Indenture Trustee and as the Backup Servicer.

“Agreement” shall have the meaning given to such term in the Preamble hereof.

“Benefit Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, a plan described in Section 4975 of the Internal Revenue Code of 1986, as amended, or any entity whose underlying assets include plan assets by reason of an employee benefit plan’s or plan’s investment in the entity (including, without limitation, insurance company general accounts).

“Certificate Balance” means $10.00.

“Certificate Distribution Account” means the account established and maintained as such pursuant to Section 5.01.

“Certificateholder” or “Holder” means, with respect to a Definitive Trust Certificate, the Person in whose name the Trust Certificate is registered in the Certificate Register.

“Certificate of Trust” means the Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute, substantially in the form of Exhibit A hereto.

“Certificate Register” and “Certificate Registrar” means the register maintained and the registrar (or any successor thereto) appointed pursuant to Section 3.04.

“Definitive Trust Certificate” shall have the meaning set forth in Section 3.09.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Expenses” shall have the meaning given to such term in Section 8.02.

“Foreign Person” means any Person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust whose administration is subject to the primary supervision of a court within the United States and which has one or more United States fiduciaries who have authority to control all substantial decisions of the trust.

“Indemnified Parties” shall have the meaning given to such term in Section 8.02.

“Note Depository Agreement” means the agreement, dated as of the Closing Date, among the Trust, the Indenture Trustee and The Depository Trust Company, as the clearing agency, relating to the Notes, as the same may be amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Notices” shall have the meaning given to such term in Section 11.09.

“Owners” means the Holders of the Trust Certificates.

“Owner Trustee” has the meaning given to such term in the Preamble.

“Owner Trustee Corporate Trust Office” means the office of the Owner Trustee at which its corporate trust business shall be administered, which initially shall be 920 King Street, 1st Floor, Wilmington, Delaware 19801, or such other office at such other address as the Owner Trustee may designate from time to time by notice to the Certificateholder, the Servicer, the Indenture Trustee, the Trust Depositor and the Originator.

“Paying Agent” means any paying agent or co-paying agent appointed pursuant to Section 3.10.

“Percentage Interest” shall mean (i) with respect to a Trust Certificate, the percentage set forth on the face thereof, and (ii) with respect to a Class E Note, the fraction, expressed as a percentage, the numerator of which is the original principal balance of such Class E Note and the denominator of which is the aggregate original principal balance of the Class E Note.

“Secretary of State” means the Secretary of State of the State of Delaware.

“Statutory Trust Statute” means the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq., as amended from time to time.

“Tax Matters Partner” shall have the meaning given to such term in subsection 5.06(b) hereof.

“Transfer” shall have the meaning given to such term in subsection 3.12(d).

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust” means the trust established by this Agreement.

“Trust Certificate” means a trust certificate evidencing the beneficial equity interest of an Owner in the Trust, substantially in the form of Exhibit B hereto.

“Trust Depositor” has the meaning given to such term in the Preamble.

“Trust Estate” means all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II of the Transfer and Servicing Agreement, all rights of the Trust under the Swaps, all funds on deposit from time to time in the Trust Accounts and the Certificate Distribution Account, all payments under the Swaps, and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Transfer and Servicing Agreement.

Section 1.02 Other Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles. The symbol “$” shall mean the lawful currency of the United States. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

Section 1.03 Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “within” means “from and excluding a specified date and to and including a later specified date”.

Section 1.04 Interpretation.

In this Agreement, unless a contrary intention appears:

(i) the singular number includes the plural number and vice versa;

(ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(iii) reference to any gender includes each other gender;

(iv) reference to day or days without further qualification means calendar days;

(v) unless otherwise stated, reference to any time means New York, New York time;

(vi) references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;

(vii) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; and

(viii) reference to any Requirement of Law means such Requirement of Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Requirement of Law means that provision of such Requirement of Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision.

Section 1.05 References.

All section references (including references to the Preamble), unless otherwise indicated, shall be to Sections (and the Preamble) in this Agreement.

Section 1.06 Calculations.

Except as otherwise provided herein, all interest rate and basis point calculations hereunder will be made on the basis of a 360 day year and the actual days elapsed in the relevant period and will be carried out to at least three decimal places.

ARTICLE II

ORGANIZATION

Section 2.01 Name.

The Trust created hereby shall be known as the “ACAS Business Loan Trust 2004-1”, in which name the Owner Trustee may conduct the activities of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

Section 2.02 Office.

The office of the Trust shall be in care of the Owner Trustee at the Owner Trustee Corporate Trust Office or at such other address in the State of Delaware as the Owner Trustee may designate by written notice to the Owner and the Trust Depositor.

Section 2.03 Purposes and Powers.

The sole purpose of the Trust is, and the Trust shall have the power and authority, to manage the Trust Estate and collect and disburse the periodic income therefrom for the use and benefit of the Owners, and, in furtherance of such purpose, to engage in the following ministerial activities:

(i) to issue the Notes pursuant to the Indenture and the Trust Certificates pursuant to this Agreement and to hold and sell the Notes and the Trust Certificates;

(ii) with the proceeds of the sale of the Notes and the Trust Certificates, to purchase the Loans and other Loan Assets, and to pay the balance, if any, to the Trust Depositor pursuant to the Transfer and Servicing Agreement;

(iii) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Owners pursuant to the Transfer and Servicing Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

(iv) to enter into and perform its obligations under the Transaction Documents to which it is to be a party;

(v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(vi) subject to compliance with the Transaction Documents, to engage in such other activities as may be required in connection with the administration and conservation of the Trust Estate (including the administration of the Loans) and the making of distributions to the Owners, the Noteholders and the Swap Counterparties. The Trust shall not engage in any activities other than in connection with the foregoing. Nothing contained herein shall be deemed to authorize the Owner Trustee to engage in any business operations or any activities other than those set forth in the introductory sentence of this Section 2.03. Specifically, except as permitted by the Transaction Documents, the Owner Trustee shall have no authority to engage in any business operations, or acquire any assets other than those specifically included in the Trust Estate under Section 1.01, or otherwise vary the assets held by the Trust. Similarly, the Owner Trustee shall have no discretionary duties other than performing those ministerial acts set forth above necessary to accomplish the purpose of this Trust as set forth in the introductory sentence of this Section. Notwithstanding anything to the contrary contained herein, the Trust may hold the Notes prior to their purchase by the Initial Purchaser.

Section 2.04 Appointment of Owner Trustee.

The Trust Depositor hereby appoints the Owner Trustee as trustee of the Trust as of the date hereof, to have all the rights, powers and duties set forth herein, and the Owner Trustee hereby accepts such appointment.

Section 2.05 Capital Contribution of Owner Trust Estate.

The Trust Depositor shall deposit with the Owner Trustee, as of the date hereof, the sum of $10.00. The Owner Trustee hereby acknowledges receipt in trust from the Trust Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Estate (prior to giving effect to the conveyances described in the Transfer and Servicing Agreement) and shall be deposited in the Certificate Distribution Account. The Trust Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

Section 2.06 Declaration of Trust.

The Owner Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the sole purpose of conserving the Trust Estate and collecting and disbursing the periodic income therefrom for the use and benefit of the Owners, subject to the obligations of the Trust under the Transaction Documents. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Statutory Trust Statute and that this Agreement constitute the governing instrument of such statutory trust. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Statutory Trust Statute for the sole purpose and to the extent necessary to accomplish the purpose of this Trust as set forth in the introductory sentence of Section 2.03.

Section 2.07 Liability of Trust Depositor.

(a) Pursuant to Section 3803(a) of the Statutory Trust Statute, the Trust Depositor shall be liable directly to and will indemnify any injured party or any other creditor of the Trust for all losses, claims, damages, liabilities and expenses of the Trust to the extent that the Trust Depositor would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which Trust Depositor were a general partner (including any Maryland personal property replacement tax that is imposed on the Trust as a partnership); provided, however, that Trust Depositor shall not be liable for any losses incurred by a Certificateholder in the capacity of an investor in the Trust Certificates or a Noteholder in the capacity of an investor in the Notes. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the immediately preceding sentence for which the Trust Depositor shall not be liable) shall be deemed third party beneficiaries of this paragraph. The obligations of the Trust Depositor under this subsection 2.07(a) shall be evidenced by the Trust Certificates described in Section 3.11.

(b) Other than to the extent set forth in subsection 2.07(a), no Owner, solely by virtue of its being the Holder of a Trust Certificate, shall have any personal liability for any liability or obligation of the Trust.

Section 2.08 Title to Trust Property.

Legal title to the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where Requirements of Law in any jurisdiction requires title to any part of the Trust Estate to be vested in an Owner Trustee or Owner Trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be. If any portion of the Trust Estate is deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, (a) the Owner Trustee, upon having actual knowledge thereof, will immediately notify the Indenture Trustee and the Servicer and (b) the Servicer will cause to be filed such UCC financing statements and related filings, documents, or writings as are necessary (or as shall be reasonably requested by the Indenture Trustee) to maintain the Indenture Trustee’s security interest in the Collateral under the Transfer and Servicing Agreement.

Section 2.09 Situs of Trust.

The Trust will be located and administered in the State of Delaware or the State of Maryland; provided, however that the Trust’s location for purposes of the UCC shall be the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Minnesota or the State of Delaware. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or Minnesota and payments will be made by the Trust only from Delaware or Minnesota. The only office of the Trust will be at the Owner Trustee Corporate Trust Office.

Section 2.10 Representations and Warranties of the Trust Depositor.

The Trust Depositor hereby represents and warrants to the Owner Trustee that:

(a) The Trust Depositor is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Delaware, with limited liability company power and authority to own its properties and to conduct its business and had at all relevant times, and has, limited liability company power, authority and legal right to acquire and own the Loan Assets.

(b) The Trust Depositor is duly qualified to do business as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications.

(c) The Trust Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Trust Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Owner Trustee on behalf of the Trust as part of the Trust Estate and has duly authorized such sale and assignment and deposit with the Owner Trustee on behalf of the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Trust Depositor by all necessary limited liability company action. This Agreement constitutes the legal, valid and binding obligation of the Trust Depositor and is enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies.

(d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of formation or limited liability company operating agreement of the Trust Depositor, or any indenture, agreement or other instrument to which the Trust Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of the properties of the Trust Depositor pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Transaction Documents); nor violate any Requirements of Law or any order, rule or regulation applicable to the Trust Depositor of any court or of any Governmental Authority having jurisdiction over the Trust Depositor or its properties.

(e) All approvals, authorizations, consents, orders or other actions of any Person or any Governmental Authority required in connection with the execution and delivery of this Agreement and the fulfillment of the terms hereof have been obtained.

(f) There are no proceedings or investigations pending, or to the Trust Depositor’s best knowledge threatened, before any court, regulatory body, administrative agency or other Governmental Authority having jurisdiction over the Trust Depositor or its properties: (A)

asserting the invalidity of this Agreement, any of the other Transaction Documents or the Trust Certificates, (B) seeking to prevent the issuance of the Trust Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Trust Depositor of its obligations under, or the validity or enforceability of, this Agreement, any of the other Transaction Documents or the Trust Certificates or (D) involving the Trust Depositor and which might adversely affect the federal income tax or other federal, state or local tax attributes of the Trust Certificates.

Section 2.11 Federal Income Tax Treatment.

(a) [Reserved]

(b) In the event that the Class D Notes, the Trust Certificates and the Class E Note are all owned by a single holder, it is the intention of the parties hereto that the Trust be disregarded as a separate entity for federal income tax purposes pursuant to Treasury Regulation Section 301.7701-3(b)(1)(ii) as in effect for periods after January 1, 1997. In the event that the Trust Certificates and the Class E Note are owned by more than one holder, it is the intent of the Trust Depositor, the Servicer, the Holders of the Class E Note and the Certificateholders that, for purposes of federal income taxes, the Trust be treated as a partnership. The Certificateholders and the Holders of the Class E Note, by acceptance of a Trust Certificate and a Class E Note, respectively, agree to treat the Trust Certificates and Class E Notes as equity and to take no action inconsistent with the treatment of, the Trust and the Trust Certificates and Class E Notes for such tax purposes as just described. If applicable, the Owner Trustee shall not make the election provided under Section 754 or Section 761 of the Code.

Section 2.12 Covenants of the Trust Depositor.

The Trust Depositor agrees and covenants that during the term of this Agreement, and to the fullest extent permitted by Requirements of Law, that:

(a) in the event that (i) the Certificate Balance shall be reduced by realized losses and (ii) any litigation with claims in excess of $1,000,000 to which the Trust Depositor is a party which shall be reasonably likely to result in a material judgment against the Trust Depositor that the Trust Depositor will not be able to satisfy shall be commenced, during the period beginning immediately following the commencement of such litigation and continuing until such litigation is dismissed or otherwise terminated (and, if such litigation has resulted in a final judgment against the Trust Depositor, such judgment has been satisfied), the Trust Depositor shall not pay any distribution to ACAS, or make any distribution on or in respect of its membership interests to ACAS, or repay the principal amount of any indebtedness of the Trust Depositor held by ACAS, unless (i) after giving effect to such payment, distribution or repayment, the Trust Depositor’s liquid assets shall not be less than the amount of actual damages claimed in such litigation or (ii) the Rating Agencies shall not downgrade the then existing rating, if any, on the Trust Certificate with respect to any such payment, distribution or repayment;

(b) it shall not, for any reason, (i) institute proceedings for the Trust to be adjudicated bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against the Trust, (iii) file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to the bankruptcy of the Trust, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of the property of the Trust, (v) cause or permit the Trust to make any assignment for the benefit of creditors, (vi) admit in writing the inability of the Trust to pay its debts generally as they become due, or (vii) declare or effect a moratorium on the debt of the Trust or take any action in furtherance of any such action;

(c) it shall not create, incur or suffer to exist any indebtedness or engage in any business, except, in each case, as permitted by its certificate of formation, limited liability company operating agreement and the Transaction Documents;

(d) it shall obtain from each other party to each Transaction Document to which it or the Trust is a party, and each other agreement entered into on or after the date hereof to which it or the Trust is a party, an agreement by each such counterparty that, prior to the occurrence of the event specified in subsection 9.01 (e), such counterparty shall not institute against, or join any other Person in instituting against, it or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States; and

(e) it shall not, for any reason, (i) withdraw or attempt to withdraw from this Agreement, (ii) dissolve or institute proceedings for it to be adjudicated bankrupt or insolvent, (iii) consent to the institution of bankruptcy or insolvency proceedings against it, (iv) file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, (v) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of it or a substantial part of its property, (vi) make any assignment for the benefit of creditors, (vii) admit in writing its inability to pay its debts generally as they become due, or (viii) declare or effect a moratorium on its debt or take any action in furtherance of any such action.

Section 2.13 Special Purpose Entity Provisions.

(a) The Trust shall:

(i) maintain its own separate books and records and bank accounts;

(ii) at all times hold itself out to the public and all other Persons as a legal entity separate from the Trust Depositor, the Owner Trustee and any other Person;

(iii) file its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns, or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

(iv) except as contemplated by the Transaction Documents, not commingle its assets with assets of any other Person;

(v) conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence;

(vi) maintain separate financial statements;

(vii) pay its own liabilities only out of its own funds;

(viii) maintain an arm’s length relationship with its Affiliates, the Trust Depositor and the Owner Trustee;

(ix) pay the salaries of its own employees, if any;

(x) not hold out its credit or assets as being available to satisfy the obligations of others;

(xi) allocate fairly and reasonably any overhead for shared office space;

(xii) use separate stationery, invoices and checks;

(xiii) except as contemplated by the Transaction Documents, not pledge its assets for the benefit of any other Person;

(xiv) correct any known misunderstanding regarding its separate identity;

(xv) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;

(xvi) observe all formalities required under the Delaware Statutory Trust Act;

(xvii) not acquire any obligations or securities of the Trust Depositor;

(xviii) cause the trustees, officers, agents and other representatives of the Trust to act at all times with respect to the Trust consistently and in furtherance of the foregoing and in the best interests of the Trust;

(xix) not hold itself out to be responsible for the decisions or actions respecting the daily business and affairs of others;

(xx) not incur, assume or guaranty any indebtedness other than as set forth in this Agreement or the Transaction Documents; and

(xxi) not lend any funds to any entity.

ARTICLE III

TRUST CERTIFICATES AND TRANSFER OF INTERESTS

Section 3.01 Ownership.

Upon the formation of the Trust by the contribution by the Trust Depositor pursuant to Section 2.05 and until the issuance of the Trust Certificates, the Trust Depositor shall be the sole beneficiary of the Trust.

Section 3.02 The Trust Certificates.

The Trust Certificates shall be substantially in the form of Exhibit B hereto. The Trust Certificates shall be issued in an amount equal to the Certificate Balance. Except as otherwise set forth in a supplement to this Agreement, the Trust Certificates shall be issued from time to time in minimum Percentage Interests of 10% and integral multiples of 1% in excess thereof; provided, however, one Trust Certificate may be issued in a different denomination. The Trust Certificates shall be executed by the Owner Trustee on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee and shall be deemed to have been validly issued when so executed. The Trust Certificates bearing the manual or facsimile signature of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Owner Trustee shall be a valid and binding obligation of the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Trust Certificates or did not hold such offices at the date of such Trust Certificates. Each Trust Certificate shall be dated the date of its authentication.

Section 3.03 Authentication and Delivery of Trust Certificates.

The Owner Trustee or the Certificate Registrar shall cause to be authenticated and delivered upon the order of the Trust Depositor, in exchange for the Loans and the other Loan Assets, simultaneously with the sale, assignment and transfer to the Trust of the Loans and other Loan Assets, and the constructive delivery to the Owner Trustee of the Loan Files and the other Loan Assets, a Trust Certificate duly authenticated by the Owner Trustee or the Certificate Registrar, in the amount of the Certificate Balance evidencing the entire ownership of the Trust, and Notes issued by the Owner Trustee and authenticated by the Indenture Trustee in aggregate principal amount of, in the case of (i) Class A Notes, $302,500,000, (ii) Class B Notes, $33,750,000, (iii) Class C Notes, $73,750,000 (iv) the Class D Notes, $50,000,000 and (v) the Class E Note, $40,000,000. No Trust Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Trust Certificate a certificate of authentication substantially in the form set forth in the form of the Trust Certificate attached hereto as Exhibit B, executed by the Owner Trustee or the Certificate Registrar, by manual signature, and such certificate upon any Trust Certificate shall be conclusive evidence, and the only evidence, that such Trust Certificate has been duly authenticated and delivered hereunder. Upon issuance, authorization and delivery pursuant to the terms hereof, each Trust Certificate will be entitled to the benefits of this Agreement.

Section 3.04 Registration of Transfer and Exchange of Trust Certificates.

(a) The Certificate Registrar shall keep or cause to be kept, a Certificate Register, subject to such reasonable regulations as it may prescribe. The Certificate Register shall provide for the registration of the Trust Certificates and transfers and exchanges of the Trust Certificates as provided herein. The Owner Trustee is hereby initially appointed Certificate Registrar for the purpose of registering the Trust Certificates and transfers and exchanges of the Trust Certificates as herein provided. In the event that, subsequent to the Closing Date, the Owner Trustee notifies the Servicer that it is unable to act as Certificate Registrar, the Servicer shall appoint another bank or trust company, agreeing to act in accordance with the provisions of this Agreement applicable to it, and otherwise acceptable to the Owner Trustee, to act as successor Certificate Registrar hereunder.

(b) Upon surrender for registration of transfer of any Trust Certificate at the Owner Trustee Corporate Trust Office, the Owner Trustee shall execute, authenticate and deliver (or shall cause its authenticating agent to authenticate and deliver), in the name of the designated transferee, one new Trust Certificate having the same aggregate principal amount.

(c) Every Trust Certificate presented or surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

(d) No service charge shall be made for any registration of transfer or exchange of a Trust Certificate, but the Owner Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer of a Trust Certificate.

(e) All Trust Certificates surrendered for registration of transfer shall be canceled and subsequently destroyed by the Owner Trustee.

Section 3.05 Mutilated, Destroyed, Lost or Stolen Trust Certificates.

If (i) any mutilated Trust Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate, and (ii) there is delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice that such Trust Certificate has been acquired by a protected purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee or its authenticating agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate of like tenor and fractional undivided interest. In connection with the issuance of any new Trust Certificate under this Section 3.05, the Owner Trustee may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Any duplicate Trust Certificate issued pursuant to this Section 3.05 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

Section 3.06 Persons Deemed Owners.

Prior to due presentation of a Trust Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar and any of their respective agents may treat the Person in whose name any Trust Certificate is registered as the owner of such Trust Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar, any Paying Agent or any of their respective agents shall be affected by any notice of the contrary.

Section 3.07 Access to List of Certificateholder’s Name and Addresses.

The Owner Trustee shall furnish or cause to be furnished to the Servicer and the Trust Depositor, within fifteen (15) days after receipt by the Certificate Registrar of a written request therefor from the Servicer or the Trust Depositor, the name and address of the Certificateholder as of the most recent Record Date in such form as the Servicer or the Trust Depositor may reasonably require. Every Certificateholder, by receiving and holding a Trust Certificate, agrees with the Servicer, the Trust Depositor and the Owner Trustee that none of the Servicer, the Trust Depositor or the Owner Trustee shall be held accountable by reason of the disclosure of any such information as to the name and address of the Certificateholder hereunder, regardless of the source from which such information was derived.

Section 3.08 Maintenance of Office or Agency.

The Owner Trustee shall maintain in Delaware an office or offices or agency or agencies where a Trust Certificate may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of a Trust Certificate and this Agreement may be served. The Owner Trustee hereby designates the Owner Trustee Corporate Trust Office as its office for such purposes. The Owner Trustee shall give prompt written notice to the Trust Depositor, the Servicer and to the Certificateholder of any change in the location of the Certificate Register or any such office or agency.

Section 3.09 Temporary Trust Certificate.

Pending the preparation of a definitive fully registered Trust Certificate (the “Definitive Trust Certificate”), the Owner Trustee, on behalf of the Trust, may execute, authenticate and deliver a temporary Trust Certificate that is printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Trust Certificate in lieu of which it is issued. If a temporary Trust Certificate is issued, the Trust Depositor will cause a Definitive Trust Certificate to be prepared without unreasonable delay. After the preparation of a Definitive Trust Certificate, each temporary Trust Certificate shall be exchangeable for a Definitive Trust Certificate upon surrender of the temporary Trust Certificate at the office or agency to be maintained as provided in Section 3.08 without charge to the

Holder. Upon surrender for cancellation of a temporary Trust Certificate, the Owner Trustee shall execute and authenticate and deliver in exchange therefor a like principal amount of a Definitive Trust Certificate. Until so exchanged, a temporary Trust Certificate shall in all respects be entitled to the same benefits hereunder as a Definitive Trust Certificate.

Section 3.10 Appointment of Paying Agent.

The Paying Agent shall make distributions to the Certificateholder from the Certificate Distribution Account pursuant to subsection 5.02(a) and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent initially shall be Wachovia Bank of Delaware, National Association, and any co-paying agent chosen by the Paying Agent that is acceptable to the Owner Trustee. Each Paying Agent shall be permitted to resign as Paying Agent upon 30 days’ written notice to the Owner Trustee. In the event that Wachovia Bank of Delaware, National Association shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that, as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholder in trust for the benefit of the Certificateholder entitled thereto until such sums shall be paid to such Certificateholder. The Paying Agent shall return all unclaimed funds to the Owner Trustee and, upon removal of a Paying Agent, such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.01, 7.03, 7.04 and 8.01 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent, and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

Section 3.11 Ownership by Trust Depositor of Trust Certificate.

The Trust Depositor shall on the Closing Date purchase from the Trust a Trust Certificate representing the Certificate Balance.

Section 3.12 Transfer Restrictions.

The Trust Certificates may not be offered, transferred or sold except to the Trust Depositor or an Affiliate thereof or to institutional “accredited investors” (as defined in Rule 501(a)(1)-(3) or (7) under the Securities Act who are United States Persons (as defined in Section 7701(a)(30) of the Code) in reliance on an exemption from the registration requirements of the Securities Act. The Trust Certificates may not be offered, transferred or sold to any natural Persons.

(a) The Trust Certificates have not been registered or qualified under the Securities Act, or any state securities law. No transfer, sale, pledge or other disposition of any Trust Certificate shall be made unless such disposition is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. No transfer of any Trust Certificates shall be made if such transfer would require the Trust to register as an “investment company” under the Investment Company Act. In the event that a transfer is to be made, the transferee shall execute and deliver to the Owner Trustee a certification substantially in the form of Exhibit C hereto. In the event that such transfer is to be made in reliance on the availability of an exemption under the Securities Act, the Owner Trustee may require the prospective transferee to provide an opinion of counsel satisfactory to it that such transfer may be made pursuant to an exemption from the Securities Act, which opinion of counsel shall not be an expense of the Owner Trustee or of the Trust.

(b) The Trust Certificates may not be acquired by or for the account of a Benefit Plan and any such purported transfer shall not be effective. Each holder and transferee of a Trust Certificate shall be required to represent (a) that it is not a Benefit Plan and is not acquiring such Trust Certificate with the assets of a Benefit Plan and (b) that if such Trust Certificate is subsequently deemed to be a plan asset, it will dispose of such Trust Certificate.

(c) Each Trust Certificate will bear the legends set forth in paragraph 6 of Exhibit C hereto.

(d) No transfer, sale, pledge or other disposition of one or more Trust Certificates (a “Transfer”) shall be made unless, (1) simultaneously with the Transfer, a proportionate amount of Class E Notes are Transferred so that the ratio of the Percentage Interest of the Trust Certificates so Transferred to all Trust Certificates and the ratio of the Percentage Interest of the Class E Notes so Transferred to the Percentage Interest of all Class E Notes are equal, (2) the Transfers of the Trust Certificates and Class E Notes referred to herein are made to the same Person and (3) the Percentage Interest of the Trust Certificates and Class E Notes, respectively, so Transferred, is no less than ten (10) percent.

(e) Notwithstanding any other provision herein or elsewhere, other than to determine that any certification delivered to the Owner Trustee pursuant to subsection 3.12(a) hereof is substantially in the form of Exhibit C hereto and to determine (including, without limitation, based on one or more certificates from the Person transferring such Trust Certificate and/or the Note Registrar) that any transfer of a Trust Certificate described in such certification delivered to the Owner Trustee complies with subsection 3.12(d), the Owner Trustee shall have no obligation to determine whether or not any transfer or exchange or proposed or purported transfer or exchange of a Trust Certificate is permitted under or in accordance with this Agreement, and the Owner Trustee shall have no personal liability to any Person in connection with any transfer or exchange or proposed or purported transfer or exchange (and/or registration thereof).

(f) If the transferee of a Class E Note and Certificate is a partnership, a limited liability company, a grantor trust (within the meaning of Sections 671-679 of the Internal Revenue Code of 1986, as amended (the “Code”)) or an S corporation (within the meaning of Section 1361 of the Code) (each a “flow-through entity”), except as previously disclosed to the Trust Depositor in writing, no person or entity will own, directly or indirectly through one or more flow-through entities, an interest in the transferee such that more than 65% of the value of the person’s interest in the Purchaser is attributable to the transferee’s investment in the Trust.

ARTICLE IV

ACTIONS BY OWNER TRUSTEE

Section 4.01 Prior Notice to Certificateholder with Respect to Certain Matters.

Subject to the provisions and limitation of Section 4.04, with respect to the following matters, the Owner Trustee shall not take action unless, at least thirty (30) days before the taking of such action, the Owner Trustee shall have notified the Certificateholder in writing of the proposed action, the Indenture Trustee shall have consented to such action in the event any Notes are outstanding and the Certificateholder shall not have notified the Owner Trustee in writing prior to the thirtieth (30th) day after such notice is given that such Certificateholder has withheld consent or provided alternative direction:

(a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Loans) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of the Loans);

(b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Statutory Trust Statute);

(c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

(d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially and adversely affects the interest of any Owner;

(e) the amendment, change or modification of the Transfer and Servicing Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially and adversely affect the interests of any Owner; or

(f) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent, Indenture Trustee or Certificate Registrar of its obligations under the Indenture or the Agreement, as applicable.

Section 4.02 Action by Owner with Respect to Certain Matters.

Subject to the provisions and limitations of Section 4.04, the Owner Trustee shall not have the power, except upon the direction of the Owner, to (a) remove the Servicer pursuant to Section 8.02 of the Transfer and Servicing Agreement, (b) except as expressly provided in the Transaction Documents, sell the Loans or other Trust Assets after the termination of the Indenture, (c) initiate any claim, suit or proceeding by the Trust or compromise any claim, suit or proceeding brought by or against the Trust, (d) authorize the merger or consolidation of the Trust with or into any other statutory trust or entity (other than in accordance with Section 3.10 of the Indenture) or (e) amend the Certificate of Trust. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Owner.

Section 4.03 Action by Owner with Respect to Bankruptcy.

Subject to subsection 2.12(b), the Owner Trustee shall not have the power to commence a voluntary proceeding in a bankruptcy relating to the Trust without the prior approval of the Owners and the delivery to the Owner Trustee by such Owner of a certificate certifying that such Owner reasonably believes that the Trust is insolvent.

Section 4.04 Restrictions on Owner’s Power.

The Owner shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Transaction Documents or would be contrary to the purpose of this Trust as set forth in Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

ARTICLE V

APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

Section 5.01 Establishment of Trust Account.

(a) The Owner Trustee, for the benefit of the Certificateholder, shall establish and maintain in the name of the Indenture Trustee an Eligible Account (the “Certificate Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholder.

(b) The Trust shall possess all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof. Except as otherwise expressly provided herein, the Certificate Distribution Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Certificateholder. If, at any time, the Certificate Distribution Account ceases to be an Eligible Account, the Servicer or the Indenture Trustee in accordance with Section 7.01 of the Transfer and Servicing Agreement establish a new Certificate Distribution Account as an Eligible Account and shall transfer any cash and/or any investments to such new Certificate Distribution Account. The funds in the Certificate Distribution Account will be held and invested in accordance with the provisions of Article VII of the Transfer and Servicing Agreement.

Section 5.02 Application of Trust Funds.

(a) After the Indenture is discharged, the Paying Agent will deposit in the Certificate Distribution Account amounts received for distribution pursuant hereto, in the following priority: (1) FIRST, to the Owner Trustee for all fees and expenses owed thereto and (2) SECOND, to the Certificateholder.

(b) Upon request, the Paying Agent shall send to the Certificateholder the statement or statements provided to the Owner Trustee by the Servicer pursuant to Section 9.01 of the Transfer and Servicing Agreement with respect to such Distribution Date.

(c) In the event that any withholding tax is imposed on the Trust’s payment (or allocation of income) to the Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section 5.02. The Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Owners sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to the Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution, the Paying Agent may in its sole discretion withhold such amounts in accordance with this subsection 5.02(c).

Section 5.03 Method of Payment.

Subject to subsection 9.01(c) respecting the final payment upon retirement of the Trust Certificate, distributions required to be made to the Certificateholder of record on the related Record Date shall be made by wire transfer of immediately available funds to the bank account of such Certificateholder appearing in the Certificate Register.

Section 5.04 No Segregation of Moneys; No Interest.

Subject to Sections 5.01 and 5.02, moneys received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or the Transfer and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

Section 5.05 Accounting and Reports to the Certificateholder, the Internal Revenue Service and Others.

The Servicer shall (a) maintain (or cause to be maintained) the books of the Trust on a fiscal year basis that is consistent with the fiscal year basis used by the Originator, (b) deliver to the Owners, as may be required by the Code and applicable Treasury Regulations, such information as may be required to enable the Owners to prepare its federal and state income tax returns, (c) file any tax returns relating to the Trust and make such elections as from time to time may be required or appropriate under any applicable state or federal statute or any rule or regulation thereunder so as to maintain the federal income tax treatment for the Trust as set forth in Section 2.11, (d) cause any such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax as described in and in accordance with subsection 5.02(c) with respect to income or distributions to the Owners.

Section 5.06 Signature on Returns; Tax Matters Partner.

(a) The Trust Depositor shall sign on behalf of the Trust the tax returns of the Trust.

(b) If Subchapter K of the Code should become applicable to the Trust, the initial Certificateholder shall be designated the “tax matters partner” of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations.

ARTICLE VI

AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 6.01 General Authority.

Subject to the provisions and limitations of Sections 2.03 and 2.06, the Owner Trustee is authorized and directed to execute and deliver the Transaction Documents to which the Trust is to be a party, each certificate or other document attached as an exhibit to or contemplated by the Transaction Documents to which the Trust is to be a party and any amendment or other agreement related thereto, as evidenced conclusively by the Owner Trustee’s execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Transaction Documents. The Owner Trustee is further authorized from time to time to take such action as the Servicer recommends with respect to the Transaction Documents.

Section 6.02 General Duties.

Subject to the provisions and limitations of Sections 2.03 and 2.06, it shall be the duty of the Owner Trustee to discharge (or cause to be discharged through the Servicer) all of its responsibilities pursuant to the terms of this Agreement and the Transaction Documents to which the Trust is a party and under which it has expressly assumed any responsibility and to administer the Trust in the interest of the Owners, subject to the Transaction Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Transaction Documents to the extent the Servicer has agreed in the Transfer and Servicing

Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Transaction Document, and the Owner Trustee shall not be held liable for the default or failure of the Servicer to carry out its obligations under the Transfer and Servicing Agreement.

Section 6.03 Action Upon Instruction.

(a) Subject to Article IV, in accordance with the terms of the Transaction Documents, the Owners may by written instruction direct the Owner Trustee in the management of the Trust.

(b) The Owner Trustee shall not be required to take any action hereunder or under any other Transaction Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee, is contrary to the terms hereof or of any other Transaction Document or is otherwise contrary to Requirements of Law.

(c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any other Transaction Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Owners requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Owner received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement and the other Transaction Documents as it shall deem to be in the best interests of the Owners, and shall have no liability to any Person for such action or inaction.

(d) In the event that the Owner Trustee is unsure as to the applicability of any provision of this Agreement or any other Transaction Document, or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Owners requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the other Transaction Documents as it shall deem to be in the best interests of the Owners, and shall have no liability to any Person for such action or inaction.

(e) Notwithstanding anything contained herein to the contrary, the Owner Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the registration with, licensing by or the taking of any other similar action in respect of, any state or other Governmental Authority of any jurisdiction other than the State of Delaware by or with respect to the Owner Trustee; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware being payable by the Owner Trustee; or (iii) subject the Owner Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Owner Trustee contemplated in this Agreement. In the event that the Owner Trustee has determined that any action set forth in clauses (i)-(iii) will result in the consequences stated therein, the Servicer and the Owner Trustee shall appoint one or more Persons to act as co-trustee pursuant to Section 10.05.

Section 6.04 No Duties Except as Specified in this Agreement or in Instructions.

The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or any document or written instruction received by the Owner Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Agreement or any other Transaction Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Agreement or any other Transaction Document, which shall be the responsibility of the Servicer pursuant to the Transfer and Servicing Agreement. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate that result from actions by, or claims against, the Owner Trustee in its individual capacity that are not related to the ownership or the administration of the Trust Estate.

Section 6.05 No Action Except Under Specified Documents or Instructions.

The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the other Transaction Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.03.

Section 6.06 Restrictions.

The Owner Trustee shall not take any action (i) that is inconsistent with the purposes of the Trust set forth in Section 2.03 or (ii) that, to the actual knowledge of a Responsible Officer of the Owner Trustee, would result in the Trust becoming taxable as a corporation for federal or state income tax purposes. The Owner shall not direct the Owner Trustee to take actions that would violate the provisions of this Section 6.06.

ARTICLE VII

CONCERNING THE OWNER TRUSTEE

Section 7.01 Acceptance of Trusts and Duties.

The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of the Transaction Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any other Transaction Document under any circumstances, except (i) for its own willful misconduct or gross negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Owner Trustee in its individual capacity. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a) the Owner Trustee shall not be liable for any error of judgment made by a Responsible Officer of the Owner Trustee which did not result from gross negligence on the part of such Responsible Officer;

(b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Servicer or any Owner;

(c) no provision of this Agreement or any other Transaction Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Transaction Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Transaction Documents, including the principal of and interest on the Notes;

(e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Trust Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate, or for or in respect of the validity or sufficiency of the Transaction Documents, other than the certificate of authentication on the Trust Certificate, and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to any Owner, other than as expressly provided for herein or expressly agreed to in the Transaction Documents;

(f) the Owner Trustee shall not be liable for the default or misconduct of the Servicer, the Trust Depositor, the Indenture Trustee or the Servicer under any of the Transaction Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the other Transaction Documents that are required to be performed by the Servicer under the Transfer and Servicing Agreement, the Indenture Trustee under the Indenture or the Servicer or the Trust Depositor under the Transfer and Servicing Agreement; and

(g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Transaction Document, at the request, order or direction of the Owners, unless such Owner has offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Transaction Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

Section 7.02 Furnishing of Documents.

The Owner Trustee shall furnish to the Owners promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Transaction Documents.

Section 7.03 Representations and Warranties.

The Owner Trustee hereby represents and warrants to the Trust Depositor and the Owners that:

(a) It is a national banking association duly organized and validly existing in good standing under the laws of the United States. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

(c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof, will (i) contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, (ii) constitute any default under its charter documents, bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound, or (iii) result in the creation or imposition of any lien, charge or encumbrance on the Trust Estate resulting from actions by or claims against the Owner Trustee individually which are unrelated to this Agreement or the other Transaction Documents.

Section 7.04 Reliance; Advice of Counsel.

(a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any entity as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Transaction Documents, the Owner Trustee (i) may, at the expense of the Trust Depositor, act directly or through its agents or attorneys pursuant to agreements entered into by any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys as shall have been selected by the Owner Trustee with reasonable care, and (ii) may, at the expense of the Trust Depositor, consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons.

Section 7.05 Not Acting in Individual Capacity.

Except as provided in this Article VII, in accepting the trusts hereby created, Wachovia Bank of Delaware, National Association acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any other Transaction Document shall look only to the Trust Estate for payment or satisfaction thereof.

Section 7.06 Owner Trustee Not Liable for Trust Certificates, Notes or Contracts.

The recitals contained herein and in each Trust Certificate (other than the signature and countersignature of the Owner Trustee and the certificate of authentication on the Trust Certificates) shall be taken as the statements of the Trust Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, any other Transaction Document or the Trust Certificates (other than the signature and countersignature of the Owner Trustee and the certificate of authentication on the Trust Certificates) or the Notes, or of any

Loan or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Loan, or the perfection and priority of any security interest created by any Loan in any Collateral or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to the Certificateholder under this Agreement or the Noteholders under the Indenture, including, without limitation, (i) the existence, condition and ownership of any Collateral; (ii) the existence and enforceability of any insurance thereon; (iii) the existence and contents of any Loan on any computer or other record thereof; (iv) the validity of the assignment of any Loan to the Trust or of any intervening assignment; (v) the completeness of any Loan; (vi) the performance or enforcement of any Loan; (vii) the compliance by the Trust Depositor or the Servicer with any warranty or representation made under any Transaction Document or in any related document or the accuracy of any such warranty or representation; or (viii) any action of the Servicer, the Indenture Trustee, the Servicer or any subservicer taken in the name of the Owner Trustee.

Section 7.07 Owner Trustee May Own Trust Certificates and Notes.

The Owner Trustee in its individual or any other capacity may become the owner or pledgee of the Trust Certificates or Notes and may deal with the Trust Depositor, the Servicer, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

ARTICLE VIII

COMPENSATION OF OWNER TRUSTEE

Section 8.01 Owner Trustee’s Fees and Expenses.

The Owner Trustee shall receive from the Servicer or the Trust as compensation for its services hereunder such fees as have been separately agreed upon and which shall be paid consistent with Section 5.19 and Section 7.05 of the Transfer and Servicing Agreement. Additionally, the Owner Trustee shall be entitled to be reimbursed by the Trust or Servicer for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

Section 8.02 Indemnification.

The Trust and the Servicer, jointly and severally, shall be liable as primary obligor for, and shall indemnify the Owner Trustee and its successors, assigns and servants (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the other Transaction Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Trust and the Servicer shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.01; provided, however, that the Trust shall only be liable for or required to indemnify an Indemnified Party to the extent provided in Section 7.05 of the Transfer and Servicing Agreement. The indemnities contained in this Section 8.02 shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section 8.02, the Owner Trustee’s choice of legal counsel shall be subject to the approval of the Trust Depositor, which approval shall not be unreasonably withheld.

Section 8.03 Payments to the Owner Trustee.

Any amounts paid to the Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Trust Estate immediately after such payment.

ARTICLE IX

TERMINATION OF TRUST AGREEMENT

Section 9.01 Termination of Trust Agreement.

(a) This Trust shall dissolve and terminate in accordance with Section 3808 of the Statutory Trust Statute upon the earlier of (i) the day following the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture, the Transfer and Servicing Agreement and Article V; provided, that, the Trust Depositor shall have delivered a written notice to the Owner Trustee electing to terminate the Trust, and (ii) the time provided in Section 9.02. The bankruptcy, liquidation, dissolution, death or incapacity of any Owner, other than the Trust Depositor as described in Section 9.02, shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Owner’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b) Except as provided in subsection 9.01(a), neither the Trust Depositor nor any Holder shall be entitled to revoke or terminate the Trust.

(c) Notice of any dissolution of the Trust, specifying the Payment Date upon which the Certificateholders shall surrender their Trust Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to the Certificateholder mailed within five Business Days of receipt of notice of termination from the Servicer given pursuant to Section 10.01 of the Transfer and Servicing Agreement, stating (i) the Payment Date upon or with respect to which final payment of the Trust Certificates shall be made upon presentation and surrender of the Trust Certificates at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Trust Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to the Certificateholder. Upon presentation and surrender of the Trust Certificates, the Paying Agent shall cause to be distributed to the Certificateholder amounts distributable on such Payment Date pursuant to Section 5.02.

(d) In the event that a Certificateholder shall not surrender its Trust Certificate(s) for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to such Certificateholder to surrender its Trust Certificate(s) for cancellation and receive the final distribution with respect thereto. If within one year after the second notice the Trust Certificate(s) shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the Certificateholder concerning surrender of its Trust Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Owner Trustee to the Trust Depositor.

(e) Upon the winding up of the Trust and payment of all liabilities in accordance with Section 3808 of the Statutory Trust Statute, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Statute at which time the Trust shall terminate. The Servicer shall be the liquidator of the Trust.

Section 9.02 Dissolution upon Bankruptcy of Trust Depositor or Withdrawal or Removal of Trust Depositor.

In the event that an Insolvency Event shall occur with respect to the Trust Depositor, the Trust shall dissolve in accordance with Section 9.01, ninety (90) days after the date of such event, unless, within such ninety (90) day period, the Owner Trustee shall have received written instructions from the Required Holders not to dissolve the Trust. Promptly after the occurrence of any Insolvency Event with respect to the Trust Depositor or the Trust, the Trust Depositor shall give the Indenture Trustee, the Owner Trustee and each Swap Counterparty written notice thereof, and the Indenture Trustee shall give prompt written notice to the Noteholders thereof. Upon a dissolution pursuant to this Section 9.02, the Owner Trustee shall direct the Indenture Trustee promptly to sell, at the expense of the Trust, the Trust Estate in a commercially reasonable manner and on commercially reasonable terms. It shall be a condition precedent to such dissolution that each Swap be terminated in accordance with its terms and all amounts including Swap Breakage Costs owed to the Swap Counterparties shall be paid in full. The proceeds of such a sale of the Trust Estate shall be treated as Collections under the Transfer and Servicing Agreement.

ARTICLE X

SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 10.01 Eligibility Requirements for Owner Trustee.

The Owner Trustee shall at all times be a corporation (i) satisfying the provisions of Section 3807(a) of the Statutory Trust Statute, (ii) authorized to exercise corporate trust powers, (iii) having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities, and (iv) having (or having a parent that has) a rating of at least Baa3 by Moody’s and BBB- by Fitch (if rated by Fitch). If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 10.01, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 10.01, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

Section 10.02 Resignation or Removal of Owner Trustee.

(a) The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one (1) copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee. Any successor Owner Trustee appointed hereunder shall promptly file an amendment to the Certificate of Trust to the extent required by Delaware law.

If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Servicer, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Owner Trustee. If the Servicer shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee.

(b) Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section 10.02 shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Servicer shall provide notice of such resignation or removal of the Owner Trustee to each Rating Agency and each Swap Counterparty.

Section 10.03 Successor Owner Trustee.

(a) Any successor Owner Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Servicer, and to its predecessor Owner Trustee, an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Servicer and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

(b) No successor Owner Trustee shall accept appointment as provided in this Section 10.03 unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.

(c) Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 10.03, the Servicer shall mail notice thereof to the Certificateholder, the Indenture Trustee, the Noteholders, the Swap Counterparties and each Rating Agency. If the Servicer shall fail to mail such notice within ten days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Servicer.

Section 10.04 Merger or Consolidation of Owner Trustee.

Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that, such corporation shall be eligible pursuant to Section 10.01; and, provided, further, that, the Owner Trustee shall mail notice of such merger or consolidation to each Rating Agency and each Swap Counterparty.

Section 10.05 Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or any Collateral may at the time be located, the Servicer and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Servicer and Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust or any part thereof and, subject to the other provisions of this Section 10.05, such powers, duties, obligations, rights and trusts as the Servicer and the Owner Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

(b) Each separate trustee and co-trustee shall, to the extent permitted by Requirements of Law, be appointed and act subject to the following provisions and conditions:

(1) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(2) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(3) the Servicer and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Servicer.

(d) Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Supplements and Amendments.

(a) The Agreement may be amended by the Trust Depositor and the Owner Trustee, without the consent of any of the Noteholders, the Certificateholders or the Swap Counterparties, to cure any ambiguity, to correct or supplement any provisions in this Agreement or to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that any such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder, the Certificateholders or any Swap Counterparty.

(b) This Agreement may also be amended from time to time by the Trust Depositor, and the Owner Trustee, with the consent of the Required Holders and each Swap Counterparty, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders, the Swap Counterparties or the Certificateholders; provided, however, that no such amendment shall increase or reduce in any manner the amount of, or accelerate or delay the timing of, (i) collections of payments on Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders, or (ii) eliminate the Certificateholders’ consent or reduce the aforesaid percentage of the Outstanding Amount of the Notes required to consent to any such amendment, without the consent of the Holders of all outstanding Notes and the Trust Certificates.

(c) Prior to the execution of any such amendment or consent, the Trust Depositor shall furnish written notification of the substance of such amendment or consent, together with a copy thereof, to the Indenture Trustee, the Servicer and each Rating Agency.

(d) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Noteholder, the Certificateholders and each Swap Counterparty. It shall not be necessary for the consent of the Certificateholders, Noteholders, Swap Counterparties or the Indenture Trustee

pursuant to this Section 11.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of the Certificateholders, Noteholders or Swap Counterparties provided for in this Agreement or in any other Transaction Document) and of evidencing the authorization of the execution thereof by the Certificateholders, Noteholders and Swap Counterparties shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

(e) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

(f) Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee’s own rights, duties or immunities under this Agreement or otherwise.

Section 11.02 No Legal Title to Trust Estate in Owner.

The Owner shall not have legal title to any part of the Trust Estate. The Owner shall be entitled to receive distributions with respect to its undivided ownership interest herein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Owners to and in its ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

Section 11.03 Limitations on Rights of Others.

Except for Section 2.07, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Trust Depositor, the Owners, the Servicer and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement (other than Section 2.07), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 11.04 Notices.

All notices, demands, certificates, requests and communications hereunder (“Notices”) shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an authorized officer of the party to which sent, or (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

(i)	if to the Servicer or any Seller:

American Capital Strategies, Ltd.

2 Bethesda Metro Center

14th Floor

Bethesda, Maryland 20814

Attention: Compliance Officer

Facsimile No.: (301) 654-6714

(ii)	if to the Trust Depositor:

ACAS Business Loan LLC, 2004-1

2 Bethesda Metro Center

14th Floor

Bethesda, Maryland 20814

Attention: Compliance Officer

Facsimile No.: (301) 654-6714

(iii)	if to the Indenture Trustee:

Wells Fargo Bank, National Association

Sixth Street and Marquette Avenue

MAC N9311-161

Minneapolis, Minnesota 55479

Attention: Corporate Trust Services/Asset Backed Administration

Facsimile No.: (612) 667-3464

(iv)	if to the Owner Trustee:

Wachovia Bank of Delaware, National Association

One Rodney Square, 1st Floor

920 King Street

Wilmington, Delaware 19801

Attention: Corporate Trust Administration

Facsimile No.: (302) 888-7544

(v)	if to S&P:

Standard & Poor’s Inc.

55 Water Street

41st Floor

New York, New York 10041

Attention: Surveillance: CDO Surveillance

Facsimile No.: (212) 438-2662

email: cdo_surveillance@sandp.com

(vi)	if to Moody’s:

Moody’s Investors Service, Inc.

99 Church Street

New York, New York 10007

Attention: CDO Monitoring Department

Facsimile No.: (212) 553-3707

email: cdomonitoring@moodys. com

(vii)	if to Fitch:

Fitch, Inc.

One State Street Plaza

New York, New York 10004

Attention: CDO Surveillance

Facsimile No.: (212) 514-6501

email: cdo.surveillance@fitchratings.com

(viii)	if to the Initial Purchasers:

Wachovia Capital Markets, LLC

Citigroup Global Markets Inc.

J.P. Morgan Securities Inc.

Harris Nesbitt Corp.

BB&T Capital Markets,

a division of Scott & Stringfellow,Inc.

c/o Wachovia Capital Markets, LLC

One Wachovia Center, Mail Code: NC0610

301 South College Street

Charlotte, North Carolina 28288-0610

Attention: Asset Securitization Division

Facsimile No.: (704) 383-4012

(ix)	if to the Swap Counterparties:

At the address set forth for such party in the applicable Swap.

Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.

Section 11.05 Severability of Provisions.

If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Trust Certificates or the rights of the Holder thereof, and any such prohibition, invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenants, agreements, provisions or terms in any other jurisdiction.

Section 11.06 Counterparts.

This Agreement may be executed by facsimile signature and in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 11.07 Successors and Assigns.

All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the Trust Depositor and the Owner Trustee and their respective successors and permitted assigns, and each Owner and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by an Owner shall bind the successors and assigns of such Owner.

Section 11.08 No Petition.

The Owner Trustee, by entering into this Agreement, each Certificateholder, by accepting a Trust Certificate, and the Indenture Trustee, each Noteholder and each Swap Counterparty by accepting the benefits of this Agreement, covenants and agrees that, prior to the date that is one year and one day (or such longer preference period as shall then be in effect) after the payment in full of all amounts owing in respect of each Class of Notes rated by any Rating Agency, it will not institute against Trust Depositor or the Trust, or join any other Person in instituting against the Trust Depositor or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States; provided, however, that nothing herein shall prohibit the Indenture Trustee from filing proofs of claim or otherwise participating in any such proceedings instituted by any other Person. This Section 11.08 will survive the termination of this Agreement.

Section 11.09 No Recourse.

Each Certificateholder by accepting a Trust Certificate acknowledges that such Certificateholder’s Trust Certificate represent beneficial interests in the Trust only and do not represent interests in or obligations of the Trust Depositor, the Servicer, the Originator, the Servicer, the Owner Trustee, the Indenture Trustee or any of the respective Affiliates, and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Trust Certificates or the other Transaction Documents. The Owner by accepting a Trust Certificate (i) acknowledges that such Trust Certificate represents a beneficial interest in the Trust and Trust Assets only and does not represent an interest in or an obligation of the Trust Depositor, the Servicer, the Originator, the Servicer, the Owner Trustee, the Indenture Trustee, or any Affiliate of the foregoing, and no recourse may be had against any such party or their assets, except as may be expressly set forth or contemplated in the Transaction Documents and (ii) enters into the undertakings and agreements provided for such Certificateholder set forth in Section 13.09 of the Transfer and Servicing Agreement. The right to distributions of Trust Assets or the proceeds thereof arising under this Agreement or the Trust Certificates shall be payable solely in accordance with the priority set forth in Section 7.05 of the Transfer and Servicing Agreement until the final discharge of the Indenture, and no Owner or Certificateholder shall have any recourse against the Trust except in accordance therewith. The provisions of this Section 11.09 shall survive any termination of this Agreement.

Section 11.10 Headings.

The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 11.11 Governing Law and Jury Waiver.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; AND

(a) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PERSON HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SUBSECTION 11.11(b).

Section 11.12 Trust Certificate Transfer Restrictions.

The Trust Certificates may not be acquired by or for the account of a Benefit Plan. By accepting and holding a Trust Certificate, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan nor will it hold such Trust Certificate for the account of a Benefit Plan.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

ACAS BUSINESS LOAN LLC, 2004-1, as the Trust Depositor

By:
Name:	John Erickson
Title:	Vice President

WACHOVIA BANK OF DELAWARE, NATIONAL ASSOCIATION, as the Owner Trustee

By:
Name:
Title:

AMERICAN CAPITAL STRATEGIES, LTD., as the Servicer

By:
Name:	John Erickson
Title:	Executive Vice President, Chief Financial Officer and Secretary

WACHOVIA BANK OF DELAWARE, NATIONAL ASSOCIATION, hereby accepts the appointment as Paying Agent and Certificate Registrar pursuant to Section 3.04 and 3.10 hereof.

By:
Name:
Title:

Trust Agreement

EXHIBIT A

CERTIFICATE OF TRUST OF

ACAS BUSINESS LOAN TRUST 2004-1

This Certificate of Trust of ACAS Business Loan Trust 2004-1 (the “Trust”), dated November 22, 2004, is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code, Section 3801 et seq.) (the “Act”).

2.	Name. The name of the statutory trust formed hereby is ACAS Business Loan Trust 2004-1.

3.	Delaware Trustee. The name and business address of the Owner Trustee of the Trust in the State of Delaware is Wachovia Bank of Delaware, National Association, One Rodney Square, 1st Floor, 920 King Street, Wilmington, DE 19801.

4.	Effective Date. This Trust Certificate shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust in accordance with Section 3811(e) of the Act.

WACHOVIA BANK OF DELAWARE, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee

By:
Name:
Title:

Trust Agreement - Exh A

A-1

EXHIBIT B

FORM OF TRUST CERTIFICATE

THIS TRUST CERTIFICATE (“TRUST CERTIFICATE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS TRUST CERTIFICATE, AGREES THAT THIS TRUST CERTIFICATE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND TO A PERSON WHO HAS FURNISHED TO THE OWNER TRUSTEE (A) AN INVESTMENT LETTER TO THE EFFECT THAT SUCH PURCHASER IS THE TRUST DEPOSITOR OR AN AFFILIATE THEREOF, OR AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1)-(3) or (7) UNDER THE ACT AND (B) IF REQUIRED, AN OPINION OF COUNSEL SATISFACTORY TO THE OWNER TRUSTEE.

NEITHER THIS TRUST CERTIFICATE NOR ANY INTEREST HEREIN MAY BE ACQUIRED OR HELD (IN THE INITIAL ACQUISITION OR THROUGH A TRANSFER) BY OR FOR THE ACCOUNT OF OR WITH THE ASSETS OF (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (B) A PLAN DESCRIBED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY (INCLUDING, WITHOUT LIMITATION, INSURANCE COMPANY GENERAL ACCOUNTS). FURTHER, THIS TRUST CERTIFICATE MAY BE TRANSFERRED ONLY TO A UNITED STATES PERSON WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

IF THE TRANSFEREE OF A CLASS E NOTE AND CERTIFICATE IS A PARTNERSHIP, A LIMITED LIABILITY COMPANY, A GRANTOR TRUST (WITHIN THE MEANING OF SECTIONS 671-679 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED) OR AN S CORPORATION (WITHIN THE MEANING OF SECTION 1361 OF THE CODE) (EACH A “FLOW-THROUGH ENTITY”), EXCEPT AS PREVIOUSLY DISCLOSED TO THE TRUST DEPOSITOR IN WRITING, NO PERSON OR ENTITY WILL OWN, DIRECTLY OR INDIRECTLY THROUGH ONE OR MORE FLOW-THROUGH ENTITIES, AN INTEREST IN THE TRANSFEREE SUCH THAT MORE THAN 65% OF THE VALUE OF THE PERSON’S INTEREST IN THE PURCHASER IS ATTRIBUTABLE TO THE TRANSFEREE’S INVESTMENT IN THE TRUST.

THIS TRUST CERTIFICATE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

NO TRANSFER, SALE, PLEDGE OR OTHER DISPOSITION OF ONE OR MORE TRUST CERTIFICATES (A “TRANSFER”) SHALL BE MADE UNLESS (1) SIMULTANEOUSLY WITH THE TRANSFER A PROPORTIONATE AMOUNT OF CLASS E NOTES ARE TRANSFERRED SO THAT THE RATIO OF THE PERCENTAGE INTEREST OF THE TRUST CERTIFICATES SO TRANSFERRED TO ALL TRUST CERTIFICATES AND THE RATIO OF THE PERCENTAGE INTEREST OF THE CLASS E NOTES SO TRANSFERRED TO THE PERCENTAGE INTEREST OF ALL CLASS E NOTES ARE EQUAL, (2) THE TRANSFERS OF THE TRUST CERTIFICATES AND CLASS E NOTES REFERRED TO HEREIN ARE MADE TO THE SAME PERSON AND (3) THE PERCENTAGE INTEREST OF THE TRUST CERTIFICATES AND CLASS E NOTES, RESPECTIVELY, SO TRANSFERRED IS NO LESS THAN TEN (10%) PERCENT.

NUMBER

____________

CUSIP NO.	PERCENTAGE INTEREST:

ACAS BUSINESS LOAN TRUST 2004-1

TRUST CERTIFICATE

This Trust Certificate evidences a beneficial ownership interest in the Trust, as defined below, the property of which includes primarily the Loans transferred to the Trust by ACAS Business Loan LLC, 2004-1.

(This Trust Certificate does not represent an interest in or obligation of the Trust Depositor (defined below), the Servicer (defined below) or the Owner Trustee (as defined below) (as such or in their individual capacities) or any of their respective affiliates, except to the extent described below.)

THIS CERTIFIES THAT ACAS BUSINESS LOAN LLC, 2004-1 is the registered owner of the nonassessable, fully paid, beneficial ownership interest in ACAS BUSINESS LOAN TRUST 2004-1 (the “Trust”) formed by ACAS Business Loan LLC, 2004-1, in the Percentage Interest evidenced hereby.

The Trust was created pursuant to a Trust Agreement, dated as of November 22 , 2004 (as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Trust Agreement”), among ACAS Business Loan LLC, 2004-1, as trust depositor (the “Trust Depositor”), Wachovia Bank of Delaware, National Association, as owner trustee (the “Owner Trustee”) and American Capital Strategies, Ltd., as the servicer (the “Servicer”), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement or the Transfer and Servicing Agreement (defined in the Trust Agreement).

This Trust Certificate is one of a duly authorized issue of ACAS Business Loan Trust 2004-1 Trust Certificates (herein called the “Trust Certificates”). This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Trust Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Under the Trust Agreement, there will be distributed on each Payment Date, to the Person in whose name this Trust Certificate is registered at the close of business on the Record Date, such Certificateholder’s Percentage Interest in the amount to be distributed to Certificateholders on such Payment Date pursuant to the terms of the Transfer and Servicing Agreement and the Indenture.

The Holder of this Trust Certificate acknowledges and agrees that its rights to receive distributions in respect of this Trust Certificate are subordinated to the rights of the Noteholders as described in the Transfer and Servicing Agreement and the Indenture.

It is the intent of the Trust Depositor, the Servicer, the Holders of the Class E Note and the Certificateholders that, for purposes of federal income taxes, in the event that the Trust Certificates and the Class E Notes are owned by more than one Holder, the Trust will be treated as a partnership, the partners of which are the Certificateholders and the Holders of the Class E Notes and, in the event that the Trust Certificates and the Class E Notes are all owned by a single holder, the Trust will be treated as a division of such holder. The Certificateholders and the Holders of the Class E Notes, by acceptance of a Trust Certificate and a Class E Note, respectively, agree to treat the Trust Certificates and Class E Notes as equity and to take no action inconsistent with the treatment of, the Trust and the Trust Certificates and Class E Notes for such tax purposes as just described.

Each Certificateholder, by its acceptance of a Trust Certificate, covenants and agrees that such Certificateholder will not, prior to the date which is one year and one day (or such longer preference period as shall then be in effect) after the termination of the Indenture, institute against the Trust or the Trust Depositor, or join in any institution against the Trust or the Trust Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, the Trust Agreement or any of the other Transaction Documents.

Distributions on this Trust Certificate will be made as provided in the Trust Agreement by the Paying Agent by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Trust Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Trust Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Trust Certificate at the office or agency maintained for that purpose by the Paying Agent.

Reference is hereby made to the further provisions of this Trust Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee or the Certificate Registrar, by manual signature, this Trust Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or the Transfer and Servicing Agreement or be valid for any purpose.

THIS TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Owner Trustee or the Certificate Registrar, on behalf of the Trust and not in its individual capacity, has caused this Trust Certificate to be duly executed.

Date:

ACAS BUSINESS LOAN TRUST 2004-1

By:	WACHOVIA BANK OF DELAWARE, NATIONAL ASSOCIATION, solely as Owner Trustee and not in its individual capacity

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Trust Certificates of ACAS Business Loan Trust 2004-1 referred to in the within-mentioned Trust Agreement.

Date:

WACHOVIA BANK OF DELAWARE, NATIONAL ASSOCIATION, solely as Owner Trustee and not in its individual capacity

By:
Authorized Signatory

or

WACHOVIA BANK OF DELAWARE, NATIONAL ASSOCIATION, as Certificate Registrar

By:
Authorized Signatory

[REVERSE OF TRUST CERTIFICATE]

The Trust Certificates do not represent an obligation of, or an interest in, the Trust Depositor, the Servicer, the Owner Trustee or any affiliates of any of them and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated herein or in the Trust Agreement, the Indenture or the Transaction Documents. In addition, this Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Loans (and certain other amounts), all as more specifically set forth herein and in the Transaction Documents. A copy of each of the Transaction Documents may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Trust Depositor and at such other places, if any, designated by the Trust Depositor.

The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Depositor and the rights of the Certificateholders under the Trust Agreement at any time, by the Trust Depositor and the Owner Trustee with the consent of the Required Holders. Any such consent by the Required Holders shall be conclusive and binding on such Holder and on all future Holders of this Trust Certificate and of any Trust Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Trust Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Trust Certificates.

As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Trust Certificate is registerable in the Certificate Register upon surrender of this Trust Certificate for registration of transfer at the offices or agencies of the Certificate Registrar, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Trust Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is the Owner Trustee.

The Trust Certificates are issuable only as registered Trust Certificates without coupons in minimum Percentage Interests of 10% and integral multiples of 1% in excess thereof; provided, however, that one Trust Certificate may be issued in a different denomination. As provided in the Trust Agreement and subject to certain limitations therein set forth, Trust Certificates are exchangeable for new Trust Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Trust Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

This Trust Certificate may not be transferred directly or indirectly to (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975 of the Code or (c) any entity whose underlying assets include plan assets by reason of an employee benefit plan’s or plan’s investment in the entity (including, without limitation, insurance company general accounts). By accepting and holding this Trust Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not any of the foregoing entities.

This Trust Certificate may not be transferred to any Person who is not a U.S. Person, as such term is defined in Section 7701(a)(30) of the Internal Revenue Code, as amended.

Each purchaser of the Trust Certificates shall be required, prior to purchasing a Trust Certificate, to execute the Purchaser’s Representation and Warranty Letter in the form attached to the Trust Agreement as Exhibit C.

The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon (i) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the Transfer and Servicing Agreement and the disposition of all property held as part of the Trust and (ii) the written consent of the Certificateholders.

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)

the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

*
Signature Guaranteed:

*

*	NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

EXHIBIT C

[Form of Purchaser’s Representation and Warranty Letter]

ACAS Business Loan Trust 2004-1

c/o Wachovia Bank of Delaware, National Association,

as Owner Trustee

One Rodney Square, 1st Floor

920 King Street

Wilmington, Delaware 19801

Attention: Corporate Trust Administration

Re:	ACAS Business Loan Trust 2004-1

Ladies and Gentlemen:

In connection with our proposed acquisition of Trust Certificates (the “Trust Certificates”) issued under the Trust Agreement, dated as of November 22, 2004 (as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Agreement”), between ACAS Business Loan LLC, 2004-1, as Trust Depositor (the “Trust Depositor”), Wachovia Bank of Delaware, National Association, as Owner Trustee (the “Owner Trustee”) and American Capital Strategies, Ltd., as servicer (the “Servicer”), the undersigned (the “Purchaser”) represents, warrants and agrees that:

1. It is the Trust Depositor or an Affiliate thereof, or an institutional “accredited investor” as defined in Rule 50l(a)(1)-(3) or (7) under the Securities Act and is acquiring the Trust Certificates for its own institutional account or for the account of an institutional accredited investor.

2. It is not (i) an employee benefit plan, retirement arrangement, individual retirement account or Keogh plan subject to either Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or (2) an entity (including an insurance company general account) whose underlying assets include plan assets by reason of the investment by such plans, arrangements or accounts in any such entity.

3. It is a U.S. Person as defined in Section 7701(a)(30) of the Code.

4. It has such knowledge and experience in evaluating business and financial matters so that it is capable of evaluating the merits and risks of an investment in the Trust Certificates. It understands the full nature and risks of an investment in the Trust Certificates and based upon its present and projected net income and net worth, it believes that it can bear the economic risk of an immediate or future loss of its entire investment in the Trust Certificates.

5. It understands that the Trust Certificates will be offered in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future it decides to resell, pledge or otherwise transfer any Trust Certificates, such Trust Certificates may be resold, pledged or transferred only (a) to a Person who the seller reasonably believes is an institutional “accredited investor” as defined in Rule 501(a)(1)-(3) or (7) under the Securities Act that purchases for its own account or for the account of another institutional accredited investor or (b) pursuant to an effective registration statement under the Securities Act.

6. If the transferee of a Class E Note and Certificate is a partnership, a limited liability company, a grantor trust (within the meaning of Sections 671-679 of the Internal Revenue Code of 1986, as amended) or an S corporation (within the meaning of Section 1361 of the Code) (each a “flow-through entity”), except as previously disclosed to the Trust Depositor in writing, no person or entity will own, directly or indirectly through one or more flow-through entities, an interest in the transferee such that more than 65% of the value of the person’s interest in the Purchaser is attributable to the transferee’s investment in the Trust.

7. It understands that each Trust Certificate will bear legends substantially to the following effect:

THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS TRUST CERTIFICATE, AGREES THAT THIS TRUST CERTIFICATE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND TO A PERSON WHO HAS FURNISHED TO THE OWNER TRUSTEE (A) AN INVESTMENT LETTER TO THE EFFECT THAT SUCH PURCHASER IS THE TRUST DEPOSITOR OR AN AFFILIATE THEREOF, OR AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1)-(3) OR (7) UNDER THE ACT AND (B) IF REQUIRED, AN OPINION OF COUNSEL SATISFACTORY TO THE OWNER TRUSTEE.

NEITHER THIS TRUST CERTIFICATE NOR ANY INTEREST HEREIN MAY BE ACQUIRED OR HELD (IN THE INITIAL ACQUISITION OR THROUGH A TRANSFER) BY OR FOR THE ACCOUNT OF OR WITH THE ASSETS OF (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (B) A PLAN DESCRIBED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY (INCLUDING, WITHOUT LIMITATION, INSURANCE COMPANY GENERAL ACCOUNTS). FURTHER, THIS TRUST CERTIFICATE MAY BE

TRANSFERRED ONLY TO A UNITED STATES PERSON WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

IF THE TRANSFEREE OF A CLASS E NOTE AND CERTIFICATE IS A PARTNERSHIP, A LIMITED LIABILITY COMPANY, A GRANTOR TRUST (WITHIN THE MEANING OF SECTIONS 671-679 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED) OR AN S CORPORATION (WITHIN THE MEANING OF SECTION 1361 OF THE CODE) (EACH A “FLOW-THROUGH ENTITY”), EXCEPT AS PREVIOUSLY DISCLOSED TO THE TRUST DEPOSITOR IN WRITING, NO PERSON OR ENTITY WILL OWN, DIRECTLY OR INDIRECTLY THROUGH ONE OR MORE FLOW-THROUGH ENTITIES, AN INTEREST IN THE TRANSFEREE SUCH THAT MORE THAN 65% OF THE VALUE OF THE PERSON’S INTEREST IN THE PURCHASER IS ATTRIBUTABLE TO THE TRANSFEREE’S INVESTMENT IN THE TRUST.

THIS TRUST CERTIFICATE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

NO TRANSFER, SALE, PLEDGE OR OTHER DISPOSITION OF ONE OR MORE TRUST CERTIFICATES (A “TRANSFER”) SHALL BE MADE UNLESS (1) SIMULTANEOUSLY WITH THE TRANSFER A PROPORTIONATE AMOUNT OF CLASS E NOTES ARE TRANSFERRED SO THAT THE RATIO OF THE PERCENTAGE INTEREST OF THE TRUST CERTIFICATES SO TRANSFERRED TO ALL TRUST CERTIFICATES AND THE RATIO OF THE PERCENTAGE INTEREST OF THE CLASS E NOTES SO TRANSFERRED TO THE PERCENTAGE INTEREST OF ALL CLASS E NOTES ARE EQUAL, (2) THE TRANSFERS OF THE TRUST CERTIFICATES AND CLASS E NOTES REFERRED TO HEREIN ARE MADE TO THE SAME PERSON AND (3)THE PERCENTAGE INTEREST OF THE TRUST CERTIFICATES AND CLASS E NOTES, RESPECTIVELY, SO TRANSFERRED IS NO LESS THAN TEN (10%) PERCENT.

8. It is acquiring the Trust Certificates for its own account and not with a view to the public offering thereof in violation of the Securities Act (subject, nevertheless, to the understanding that disposition of its property shall at all times be and remain within its control).

9. It has been furnished with all information regarding the Trust and Trust Certificates which it has requested from the Trust and the Trust Depositor.

10. Neither it nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Trust Certificate, any interest in any Trust Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Trust Certificate, any interest in any Trust Certificate or any other similar security from, or otherwise approached or negotiated with respect to any Trust Certificate, any interest in any Trust Certificate or any other similar security with, any Person in any manner or made any general solicitation by means of general advertising or in any other manner, which would constitute a distribution of the Trust Certificates under the Securities Act or which would require registration pursuant to the Securities Act nor will it act, nor has it authorized or will authorize any Person to act, in such manner with respect to any Trust Certificate.

11. For the purposes of Section 3(c)(a)(A) of the Investment Company Act, it shall be counted as one purchaser.

12. It also is acquiring Class E Notes such that the ratio and Percentage Interest of the Class E Notes being acquired to all Class E Notes and the ratio and Percentage Interest of the Trust Certificates being acquired to all Trust Certificates are equal.

[Remainder of page left intentionally blank]

Dated: ____________

Very truly yours,

NAME OF PURCHASER

By:

Name:

Title:

NOTE:	To be executed by an executive officer